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Statement of Computation of Earnings per Share                       Exhibit 11
InterTAN, Inc.
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(in thousands, except per share data)

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                                                                       Three Months Ended                   Twelve Months Ended
                                                                     -----------------------            -------------------------
                                                                            June 30                               June 30
                                                                       1996             1995               1996              1995
                                                                     -----------------------            -------------------------
Primary Earnings Per Share
Net income (loss)....................................................($6,265)         ($4,459)           ($2,241)         $8,123
                                                                      =======================           =========================

Weighted average number of common shares outstanding................. 11,069           10,134             10,901           9,964

Weighted average number of common shares issuable under
   warrants and stock option plans, net of assumed treasury stock
      repurchases at average market prices...........................     (a)              (a)                (a)             79
                                                                      ------------------------           -------------------------
Weighted average number of common and common equivalent
   shares outstanding................................................ 11,069           10,134             10,901           10,043
                                                                       =======================           ==========================

Primary net income (loss) per average common share                    $(0.57)          $(0.44)            $(0.21)          $0.81
                                                                      ========================           ==========================

Fully Diluted Earnings Per Share

Reconciliation of net income (loss) per statements to amounts used in computation of fully diluted net income (loss) per average common share:

Net income (loss), as reported.......................................($6,265)         ($4,459)           ($2,241)           $8,123

Adjustments for assumed conversion of the 9% convertible subordinated debentures:

Add interest on the debentures.......................................     (a)              (a)                (a)              3,927
Add amortization expense on the debentures...........................     (a)              (a)                (a)              363
Add foreign exchange loss recognized on interest payable
   on convertible debentures.........................................     (a)              (a)                (a)              20
Add foreign exchange transaction loss recognized
   on the debentures.................................................     (a)              (a)                (a)              354
Less income tax effect of the debentures.............................     (a)              (a)                (a)           (1,586)
                                                                      ------------------------           -------------------------
Net income (loss), as adjusted.......................................($6,265)         ($4,459)           ($2,241)          $11,201
                                                                      ========================           =========================
Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted net income per average common share:

Weighted average number of shares outstanding........................ 11,069           10,134             10,901            9,964

Adjustments for assumed conversion of the 9% convertible subordinated
   debentures to common stock........................................     (a)              (a)                (a)           7,124

Adjustments for assumed exercise of warrants and stock options,
   net of assumed treasury stock repurchases at  period end prices...     (a)              (a)                (a)           79

Weighted average number of common and common equivalent shares
                                                                      ------------------------           -------------------------
   outstanding, as adjusted.......................................... 11,069           10,134             10,901            17,186
                                                                      ========================           =========================
Fully diluted net income (loss) per average
   common share...................................................... $(0.57)  $        (0.44)  $           (0.21) $           0.65
                                                                      ========================           ==========================
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(a) These items are anti-dilutive and thus are omitted from the calculation.